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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):

                          JULY 31, 1996


                      NOBLE AFFILIATES, INC.
      (Exact name of registrant as specified in its charter)



     Delaware                 0-7062              73-0785597
     (State or other          (Commission         (IRS Employer
     jurisdiction of          File Number)        Identification No.)
     incorporation)



          110 West Broadway, Ardmore, Oklahoma         73401
        (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code:

                          (405) 223-4110




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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 31, 1996, Samedan Oil Corporation ("Samedan"), a Delaware corporation and a wholly owned subsidiary of Noble Affiliates, Inc. (the "Company"), acquired all the outstanding common stock of Energy Development Corporation, a New Jersey corporation ("EDC"), pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of July 1, 1996 between Samedan and Enterprise Diversified Holdings Incorporated ("EDHI"), a New Jersey corporation and the sole stockholder of EDC.

     EDC is a large independent gas and oil exploration and production company headquartered in the United States. EDC has grown substantially since 1988, primarily through strategic acquisitions and the exploitation of its acquired properties.

     The purchase price paid by Samedan at closing as determined under the Stock Purchase Agreement was approximately $768,000,000 in cash. As previously disclosed by the Company in a press release, the Company's personnel have evaluated and estimated the proved reserves of EDC, as of January 1, 1996, at approximately 37.7 million barrels of oil and 454.5 billion cubic feet of gas. Current daily production levels of EDC's properties are approximately 11,000 barrels of oil and 211 million cubic feet of gas. EDC's major properties are located in the Gulf of Mexico, onshore gulf coast of Louisiana and Texas, and internationally in Argentina and the United Kingdom Sector of the North Sea. In determining the amount of consideration to be paid for the stock of EDC, the Company conducted a due diligence review of EDC and its subsidiaries and their assets and liabilities, including, without limitation, their holdings of proved reserves of oil and gas. The purchase price was the result of arm's-length negotiations with EDHI.

     In connection with the acquisition, the Company entered into a new $800,000,000 bank credit facility pursuant to a Credit Agreement (the "Credit Agreement") (the terms of which are further described below) dated as of July 31, 1996 among the Company, as borrower, certain commercial lending institutions which are or may become a party thereto, as lenders (the "Lenders"), and Union Bank of Switzerland, Houston Agency, as agent (the "Agent") for the Lenders. The borrowings of $800,000,000 under the Credit Agreement were used to fund the purchase price for EDC and, together with funds on hand, to repay $48,000,000 of outstanding indebtedness under the Company's then existing credit agreement (the "old credit agreement") with certain banks. The Company's old credit agreement was cancelled in connection with the repayment.

     The Credit Agreement provides for a $400,000,000 term loan, which has certain scheduled prepayments and a final maturity of July 31, 2001, and a $400,000,000 revolving credit facility with a final maturity of July 31, 2001. Borrowings under the Credit Agreement bear interest at a fluctuating rate based on the Agent's base rate, or, at the Company's option, at a fixed rate of interest for selected interest periods based upon a variable margin over the Agent's Eurodollar rate.

     The Credit Agreement contains covenants which limit, among other things, the creation of liens on the assets of the Company and its subsidiaries, the incurrence of additional indebtedness by the Company's subsidiaries, certain mergers and acquisition of assets and certain

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transactions with affiliates.  The Credit Agreement also restricts, during a period of default under the Credit Agreement, the payment of dividends and other distributions in respect of the capital stock of the Company. The Credit Agreement also contains certain financial covenants relating to the consolidated financial condition of the Company and its subsidiaries, including covenants relating to the ratio of its earnings to its interest expense and the ratio of its indebtedness to its total capitalization.

     The Credit Agreement specifies a number of events of default including, among others, the failure to make timely payments of principal, fees and interest, the failure of representations and warranties to be true, the failure to perform the covenants contained therein, the occurrence of a "change of control" (as defined in the Credit Agreement to include, among other things, the ownership by any person or group of more than thirty percent (30%) of the outstanding shares of voting stock of the Company) and the termination or other impairment of any guaranty of the Company's indebtedness under the Credit Agreement. The Credit Agreement also contains a cross-default to other indebtedness of the Company aggregating more than $25,000,000 and certain customary bankruptcy, insolvency and similar defaults.

     The Credit Agreement generally permits the Company to prepay at its option, in whole or in part and without premium or penalty, the indebtedness under the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, the Company generally must make mandatory prepayments on the term loan in amounts equal to (i) the net cash proceeds in excess of $1,000,000 in the aggregate in any calendar year from the sale of any of the Company's or its subsidiaries' oil and gas assets or properties, (ii) the net cash proceeds from the issuance by the Company or any of its subsidiaries of any common stock or preferred stock (other than stock issued by a subsidiary of the Company to the Company or another subsidiary of the Company or issuances of stock to officers, directors or employees pursuant to a stock option plan or otherwise) and
(iii) the net cash proceeds from any additional indebtedness incurred by the Company to the extent that the proceeds of such additional indebtedness is not used to refinance or repay any indebtedness in existence prior to the date of the Credit Agreement.

     Additionally, the Credit Agreement provides that the Company shall prepay $50,000,000 of principal under the term loan on each of December 31, 1996, June 30, 1997 and December 31, 1997. In the event, however, that on or before December 31, 1996 the holders of at least $200,000,000 in principal amount of the Company's 4 1/4% Convertible Subordinated Notes due 2003 convert their notes into common stock of the Company, then the date of each of the mandatory prepayments described above in this paragraph will be extended by six months. The amounts of the mandatory prepayments described above in this paragraph are subject to reduction by the amount of any prepayments made prior to the respective prepayment dates as a result of any voluntary prepayments or mandatory prepayments resulting from sales of stock.

     Samedan and EDC have guaranteed all of the Company's obligations under the Credit Agreement pursuant to guaranty agreements given in favor of the Lenders. A form of the guaranty agreement is attached as an exhibit to the Credit Agreement.

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     The foregoing statements are subject to the detailed provisions of the
Stock Purchase Agreement and the Credit Agreement and are qualified in their entirety by reference to the Stock Purchase Agreement and the Credit Agreement, copies of which are filed as exhibits to this report.

     This report includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report, including, without limitation, statements regarding estimates of proved reserves of oil and gas, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.
 Certain risks and uncertainties inherent in the Company's business are set forth in other filings of the Company with the Securities and Exchange Commission.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     It is impracticable to provide at this time the financial statements required by Item 7(a) of Form 8-K. Pursuant to Item 7(a)(4) of Form 8-K, such financial statements will be filed as soon as they are available and on or before October 14, 1996.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     It is impracticable to provide at this time the pro forma financial information required by Item 7(b) of Form 8-K. Pursuant to Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed as soon as it is available and on or before October 14, 1996.

     (c)  EXHIBITS.


       Exhibit 2.1 -   Stock Purchase Agreement dated as of July 1, 1996
                       between Samedan Oil Corporation and Enterprise
                       Diversified Holdings Incorporated.  (The Exhibits and
                       Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish to the Commission a copy of any omitted Exhibit or Schedule upon request.)

       Exhibit 10.1 -  Credit Agreement dated as of July 31, 1996 among the
                       Company, as borrower, certain commercial lending institutions which are or may become a party thereto, as lenders, and Union Bank of Switzerland, Houston
                       Agency, as agent for the lenders.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 1996                NOBLE AFFILIATES, INC.


                                      By:       /s/ WILLIAM D. DICKSON
                                          ----------------------------------
                                      William D. Dickson,
                                      Vice President-Finance and Treasurer


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